                                  PRESS RELEASE                    EXHIBIT 99.1

                             (LOWRANCE LETTERHEAD)


For Immediate Release      COMPANY CONTACT:           INVESTOR CONTACT:
---------------------      Douglas J. Townsdin        Berkman Associates
                           Chief Financial Officer    (310) 277-5162
                           (918) 437-6881             info@BerkmanAssociates.com







                LOWRANCE THIRD QUARTER NET INCOME INCREASES 29%
                        TO $4,407,000 OR $1.13 PER SHARE

               Nine Month Net Income Jumps 136% to $0.93 Per Share
               ---------------------------------------------------


           TULSA, OKLAHOMA, June 11, 2003 . . . LOWRANCE ELECTRONICS, INC. (NASDAQ:LEIX) today announced net income for the third quarter ended April 30, 2003 of $4,407,000, or $1.13 per diluted share, compared to $3,417,000, or $0.89 per share, in the same period last year. Net sales were $32,414,000 compared to $32,689,000 in the third quarter last year.
           For the nine months ended April 30, 2003, net income more than doubled to $3,595,000, or $0.93 per diluted share, compared to $1,524,000, or $0.40 per share, in the same period last year. Net sales for the nine month period increased 7% to $65,083,000 compared to $60,789,000 a year earlier.
           "Lowrance introduced 25 new products this year, more than doubling our new product offerings last year. The strong market reception for these new SONAR and combination SONAR/GPS products, combined with their higher price/performance characteristics and manufacturing efficiencies, increased gross margin to nearly 50% of sales compared to 40% of sales in the third quarter last year. With our expanded advertising and marketing efforts supporting the sales growth of this new product line, we are on track to achieve strong earnings performance for fiscal 2003," said Darrell Lowrance, president and CEO.
           Lowrance noted that the Company increased production and inventory of SONAR and combination SONAR/GPS products to meet anticipated sales growth. "These are very competitive products, and we believe that their continuing strong sales gains were only temporarily slowed by the commencement of international hostilities. We expect these products will continue selling well for the remainder of the year," he said.

      ABOUT LOWRANCE ELECTRONICS
           Lowrance Electronics, Inc. www.Lowrance.com designs and manufactures SONAR products and global positioning system (GPS) satellite products including receivers, plotters and mapping systems under the brand names "Lowrance," and "Eagle" Electronics. These products are primarily used for boating, fishing, hunting, and other outdoor activities as well as in general aviation and automotive navigation applications.

      This press release contains "forward looking statements" concerning the Company's projected financial performance as allowed in the Securities Litigation Reform Act of 1995. The Company believes that these statements are based on reasonable assumptions, however, no assurances can be given that the projected results will be achieved. Unforeseen production delays due to raw materials shortages or other factors which are discussed in the Company's Securities and Exchange Commission filings could have a material adverse effect on the Company's performance.


                                (tables attached)

                           LOWRANCE ELECTRONICS, INC.
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
              (000 Omitted, Except for per Share Data) (Unaudited)

                                                  Three Months Ended          Nine Months Ended
                                                 ---------------------      ---------------------
                                                        April 30,                 April 30,
                                                   2003         2002          2003         2002
                                                 --------     --------      --------     --------
Net Sales                                        $ 32,414     $ 32,689      $ 65,083     $ 60,789
Cost of Sales                                      16,296       19,722        37,113       38,852
                                                 --------     --------      --------     --------
          Gross Profit                             16,118       12,967        27,970       21,937

Operating Expenses:
     Selling and administrative                     7,812        6,766        18,438       16,573
     Research and development                       1,014          454         3,025        1,891
                                                 --------     --------      --------     --------
          Total Operating Expenses                  8,826        7,220        21,463       18,464
                                                 --------     --------      --------     --------
          Operating Income                          7,292        5,747         6,507        3,473
                                                 --------     --------      --------     --------
Other Expenses:
     Interest expense                                 237          419           757        1,180
     Other, net                                        15          (95)           23         (126)
                                                 --------     --------      --------     --------
          Total Other Expenses                        252          324           780        1,054
                                                 --------     --------      --------     --------
Income Before Income Taxes                          7,040        5,423         5,727        2,419

Provision for Income Taxes                          2,633        2,006         2,132          895
                                                 --------     --------      --------     --------
Net Income                                       $  4,407     $  3,417      $  3,595     $  1,524
                                                 ========     ========      ========     ========
Net Income per Share
     Basic                                       $   1.17     $   0.91      $   0.96     $   0.40
                                                 ========     ========      ========     ========
     Diluted                                     $   1.13     $   0.89      $   0.93     $   0.40
                                                 ========     ========      ========     ========

Weighted Average Common Shares Outstanding
     Basic                                          3,761        3,766         3,761        3,768
                                                 ========     ========      ========     ========
     Diluted                                        3,902        3,826         3,879        3,791
                                                 ========     ========      ========     ========

Other Comprehensive Income, Net of Tax:
     Net income                                  $  4,407     $  3,417      $  3,595     $  1,524
     Foreign currency translation adjustment          119           52           210          (32)
                                                 --------     --------      --------     --------
          Comprehensive Income                   $  4,526     $  3,469      $  3,805     $  1,492
                                                 ========     ========      ========     ========

                           LOWRANCE ELECTRONICS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)




                                                                April 30,      April 30,      July 31,
                                                                  2003           2002           2002
                                                                ---------      ---------      ---------
                                                                       (unaudited)            (audited)
                                   ASSETS
                                   ------
Current Assets:
    Cash and cash equivalents                                   $     986      $     983      $     903
    Trade accounts receivable, less allowances                     16,352         16,378          7,695
    Inventories                                                    20,128         12,164         12,130
    Current deferred income taxes                                   1,139            911          1,161
    Prepaid expenses                                                1,030          1,032          1,012
                                                                ---------      ---------      ---------
         Total Current Assets                                      39,635         31,468         22,901

Property, Plant and Equipment, net                                  7,104          7,100          7,104

Other Assets                                                           49             52             49

Deferred Income Taxes                                                  --          1,336            708
                                                                ---------      ---------      ---------
                                                                $  46,788      $  39,956      $  30,762
                                                                =========      =========      =========


                       LIABILITIES AND STOCKHOLDERS' EQUITY
                       ------------------------------------

Current Liabilities:
    Current maturities of long-term debt                        $   1,846      $   1,975      $   1,817
    Accounts payable                                                6,243          4,744          4,420
    Accrued liabilities                                             5,999          4,184          3,983
                                                                ---------      ---------      ---------
         Total Current Liabilities                                 14,088         10,903         10,220

Long-Term Debt, less current maturities                            14,282         15,702          6,183

Deferred Tax Liabilities                                              254             --             --

Stockholders' Equity:
    Common stock, $.10 par value, 10,000,000 shares
      authorized, 3,761,196 shares issued and outstanding
      at April 30, 2003 & July 31, 2002; 3,763,796 shares
      issued and outstanding at April 30, 2002                        377            377            377
    Paid-in capital                                                 7,073          7,073          7,073
    Treasury stock, at cost                                            --            (18)           (26)
    Retained earnings                                              10,796          6,362          7,227
    Accumulated other comprehensive loss                              (82)          (443)          (292)
                                                                ---------      ---------      ---------
         Total Stockholders' Equity                                18,164         13,351         14,359
                                                                ---------      ---------      ---------
                                                                $  46,788      $  39,956      $  30,762
                                                                =========      =========      =========